Exhibit 99.1

Elite Pharmaceuticals, Inc. to Host Conference Call to Provide Corporate Update

and Discuss First Quarter 2026 Financial Results on August 15, 2025

Financials for First Quarter of Fiscal Year 2026 Ended June 30, 2025

will be released on Thursday, August 14, 2025

Northvale, NJ – August 8, 2025: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCQB: ELTP), a specialty pharmaceutical company developing niche generic products, announced today that the first quarter financial results of the 2026 fiscal year will be released on Thursday, August 14, 2025. Elite’s management will host a live conference call on Friday, August 15th, at 11:30 AM EDT to discuss the company’s financial and operating results and provide a general business update. Stockholders should submit their questions to the company prior to the call.

Date:	August 15, 2025
Time:	11:30 AM EDT
Dial-in numbers:	1-800-346-7359 (domestic) 1-973-528-0008 (international)
Conference number:	98840
Questions:	dianne@elitepharma.com
General questions by 5:00 PM EDT on Wednesday, August 13, 2025
Financial questions by 7:00 PM EDT on Thursday, August 14, 2025
Audio Replay:	https://elite.irpass.com/events_presentations

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company that develops and distributes niche generic products. Elite specializes in developing and manufacturing oral, controlled-release drug products. Elite owns multiple generic products, some of which are licensed to Prasco, LLC and TAGI Pharma. Elite operates a cGMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. For more information, visit www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release. Readers are cautioned that such forward-looking statements involve, without limitation, risks, uncertainties and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of products by the FDA and the actions the FDA may require of Elite in order to obtain such approvals. These forward-looking statements are not guarantees of future action or performance. These risks and other factors are discussed, without limitation, in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com